UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders.

    (a)   NorthStar Realty Finance Corp. (the "Company") held its 2012 Annual Meeting of Stockholders on May 24, 2012 (the "Meeting").  At the close of business on April 18, 2012, the record date for the Meeting, there were 113,357,448 shares of the Company's common stock outstanding and entitled to vote.  Holders of 104,106,393 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

    (b)   Matters voted upon by stockholders at the Meeting were:

    Proposal 1.    At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified, by the following vote:

Director Nominees	For	Withheld	Broker Non-Vote
C. Preston Butcher	62,898,127	862,891	40,345,375
Stephen E. Cummings	63,085,765	675,253	40,345,375
David T. Hamamoto	61,687,678	2,073,340	40,345,375
Judith A. Hannaway	59,684,724	4,076,294	40,345,375
Oscar Junquera	61,832,984	1,928,034	40,345,375
Wesley D. Minami	62,930,907	830,111	40,345,375
Louis J. Paglia	59,847,242	3,913,776	40,345,375
Sridhar Sambamurthy	62,874,661	886,357	40,345,375

Proposal 2.    At the Meeting, stockholders approved the NorthStar Realty Finance Corp. Amended and Restated 2004 Omnibus Stock Incentive Plan, by the following vote:

For	Against	Abstained	Broker Non-Vote
58,037,386	5,071,750	651,882	40,345,375

Proposal 3.    At the Meeting, stockholders adopted a resolution approving, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, by the following vote:

For	Against	Abstained	Broker Non-Vote
39,106,502	23,962,607	691,909	40,345,375

Proposal 4.    At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, by the following vote:

For	Against	Abstained
101,170,692	2,205,265	730,436

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: May 25, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Assistant Secretary

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